Exhibit 10.5

                                                                  Execution Copy

                              SEPARATION AGREEMENT

         SmartServ Online, Inc., a Delaware corporation (such entity, along with its successors and assigns, hereinafter referred to as the "Company"), and Sebastian E. Cassetta (hereinafter collectively with Employee's heirs, executors, administrators, successors and assigns, referred to as "Employee"), mutually desire to enter into this Separation Agreement and agree that:

         Employee understands that this Separation Agreement is executed for the benefit of the Company and each of its affiliates, subsidiaries, predecessors, successors and assigns, as well as each of the current and former directors, officers, employees and agents of the Company and each such other entity, all both individually and in their official capacities (such individuals and entities collectively referred to in this Agreement as the "Representatives");

         Employee has consulted with, and has been represented by, an attorney of his choice relative to the negotiation and execution of this Separation Agreement;

         Employee  has  carefully   read  this   Separation   Agreement,   fully
understands the terms and conditions set out herein and voluntarily agrees to these terms and conditions.

         NOW THEREFORE, the parties hereto, for the full and sufficient consideration set forth below, hereby agree as follows:

         1. Employee's Separation. The parties acknowledge that, following discussions with each other and based upon the provisions of this Agreement, Employee's last date of employment with the Company was August 29, 2003 (the "Separation Date"). The parties acknowledge and agree that Employee resigned from his positions as Chief Executive Officer and a Director of the Company effective as of the Separation Date. The parties further acknowledge and agree that Employee resigned from all other positions he held with the Company or any of its subsidiaries or other businesses, effective as of the Separation Date, and will promptly take such further actions as are necessary to accomplish such resignations. As of the Separation Date, Employee's salary ceased, and any entitlement Employee has or might have under a Company provided benefit plan, program or practice has terminated, except as required by federal or state law, or as otherwise described below.

         In consideration for the execution by Employee and the Company of this Separation Agreement, and for such other agreements and covenants between the parties as are expressed herein, the Company and Employee agree as follows:

         2.  Consideration Provided to Employee by Company.
             ---------------------------------------------

             (a) Cancellation of Recourse Debt by Company.
                 ----------------------------------------

                 Employee is the maker of two promissory notes made in favor of the Company for which Employee is personally liable, viz., a note dated March 20, 2001 in the original principal amount of $100,000, and a note dated January 2, 2000 in the original principal amount of $400,000 (collectively, the "Recourse Notes").

                 The indebtedness to the Company evidenced by the Recourse Notes shall be forgiven by the Company in three equal annual installments such forgiveness to take place on the thirty-first day of December, 2003, 2004 and 2005; provided that Employee complies, and continues to comply, with the terms of this Separation Agreement. Such forgiveness of debt shall be treated as such by the Company and Employee shall be issued an IRS Form 1099 reflecting the debt cancellation for each of the three years, such Form 1099 to be provided in the ordinary course of business and in no event later than February 28th of the year following the year of the debt cancellation. Employee acknowledges and agrees that provided that the Company complies with the provisions of this subparagraph, Employee shall be responsible for any tax that may be imposed on him by any taxing authority on account of the Company's forgiveness of his debt.

             (b) Restricted  Stock Rights.  On January 2, 2000, as consideration for the purchase by Employee of 568,239 restricted shares of the Company's Common Stock (the "Stock"), Employee gave the Company a Promissory Note in the original principal amount of $457,496.86 (the "Stock Note") and, pursuant to a certain "Security Agreement" dated December 28, 1998, pledged the Stock as security for the repayment of amounts due under the Stock Note. By its terms, the Stock Note evidences an obligation of Employee that is non-recourse as to principal, but carries an interest payment that constitutes a personal obligation of Employee currently equal to $139,944.00. All indebtedness evidenced by the Stock Note is due in full on December 29, 2003 (the "Maturity Date"). Under the terms of that certain "Restricted Stock Purchase Agreement" between the Company and Employee dated December 28, 1998, Employee has the right, exercisable by not later than sixty (60) days after the Separation Date to cause the Company to purchase the Stock at Employee's original purchase price (such right, the "Put Right"). As of the date hereof, however, Employee believes he is not in a position to exercise his Put Right in a timely fashion. Therefore, the Company hereby agrees to extend both the Maturity Date of the Stock Note and Employee's deadline for exercising the Put Right to September 20, 2004. The Company will include the Stock in the registration statement that includes the holders of convertible debentures issued by the company in May, June and September 2003. The Company expects that statement to be filed by December 31, 2003. In the event Employee shall exercise his Put Right on or before September 20, 2004 as provided herein, the Company shall accept receipt of the Stock in cancellation of the Stock Note principal, and will forgive and discharge Employee of his personal obligation for the payment of accrued interest. Such forgiveness of debt shall be treated as such by the Company and Employee shall be issued an IRS Form 1099 reflecting the debt cancellation for year in which the discharge takes place. With respect to this subsection (b), Employee acknowledges and agrees that:



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

                 (i) provided that the Company complies with the provisions of this subsection, Employee shall be responsible for any tax that may be imposed on him by any taxing authority on account of the Company's forgiveness of accrued interest;

                 (ii) the restrictive legend shall remain on Employee's Stock certificate and shall apply to each share of Stock represented thereby unless and until Employee shall pay the Company the sum of $0.75 per share; and

                 (iii) nothing in this subsection (b) constitutes or shall be construed as a waiver by the Company of its rights and/or remedies under the Stock Note, the Security Agreement, or the Restricted Stock Purchase Agreement.

             (c) Unpaid Base Salary, Unreimbursed Expenses- On or before October 31, 2003, the Company will pay Employee the sum of $18,990.30 which represents all earned but unpaid base salary (including unused vacation days), at the rate of $125,000 per year, for the period extending from July 15, 2003 through the Separation Date, less applicable withholding taxes. The Company will reimburse the Employee for any reasonable and necessary business expenses for which the Employee has requested reimbursement within 10 days of the Effective Date.

             (d) Stock Options. Employee shall be entitled to retain the vested options to purchase Company Common Stock identified in Schedule A attached hereto. The options may be exercised by Employee at any time until expiration on the first anniversary of the Effective Date, and any stock option agreement to the contrary is hereby amended accordingly.

             (e) Company Release. Company releases and forever discharges Employee of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts (collectively, "Claims") whatsoever, in law or equity, which the Company has, may have or has, had against Employee, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to the Company, or by reason of any matter, cause or thing whatsoever, which Company had, now has, or shall have as of the date of this Separation Agreement, EXCEPT that the release set forth herein specifically excludes Claims based on, connected with, arising out of, or otherwise attributable to (i) fraud, theft, intentional misrepresentation, or other intentional misconduct by Employee causing harm to the Company; (ii) a breach by Employee of any covenant in or obligation under this Separation Agreement; and (iii) the Stock Note, the Security Agreement, and/or the Restricted Stock Purchase Agreement, as amended hereby. The Company represents that it is not currently aware of any Claims described in the foregoing clause 2(d)(i).

         3.  Consideration Provided to Company by Employee.
             ---------------------------------------------

             (a) The Company acknowledges that in consideration of the Company's agreement in Section 2(a) above to cancel and forgive certain debts owed by Employee to the Company, Employee has waived and released (in Section 3(b) below) claims for compensation owed to him by the Company pursuant to Section 5(e) of his Employment Agreement. The Company acknowledges that if it breaches its promises contained in Section 2(a), Employee's release of such Claims shall be null and void.



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

             (b) Release by Employee. In exchange for the monies, benefits and promises described in Section 2, hereof, Employee knowingly and voluntarily releases and forever discharges the Company and each of its Representatives (collectively referred to as the "Company Releasees") of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts whatsoever, in law or equity, which Employee now has, may have or has, had against the Company Releasees, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to Employee, for, upon, or by reason of any matter, cause or thing whatsoever, which Employee ever had, now has, or shall have as of the date of this Separation Agreement (provided that the release set forth herein specifically excludes Employee's right to enforce the terms of this Separation Agreement), including, but not limited to:

                 (i) any and all matters arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any claims for wages salary, bonuses, commissions, incentive pay, stock or stock options, benefits, severance pay, vacation pay; or other compensation;

                 (ii) any and all charges, claims or causes of action under federal law arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any alleged violation of the National Labor Relations Act; any claims for discrimination of any kind under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans With Disabilities Act of 1990; any alleged violation of the Employee Retirement Income Security Act of 1974 (ERISA) (except for vested benefits under any qualified retirement plan which are not affected by this Separation Agreement); any alleged violation of the Fair Labor Standards Act; any alleged violation of the Occupational Safety and Health Act; any alleged violation of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); and any alleged violation of the Federal Family and Medical Leave Act;

                 (iii) any and all charges, claims or causes of action under Connecticut state law arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any alleged violation of Connecticut's Equal Pay Law; Fair Employment Practices Act; Human Rights and Opportunities Law; Occupational Safety and Health Laws; AIDS Testing Law; Reproductive Hazards Law; the Smokers Rights Law; the Family and Medical Leave Law; the Wage and Hour Laws; the Political Activities provisions; the Voting, Military Service Leave, Jury and Witness Duty provisions; the Smoking and Drug Testing provisions; the Whistleblower Protection provisions; and the Workers' Compensation provisions;

                 (iv) any and all charges, claims, or causes of action arising out of Employee's employment by the Company and the cessation of said employment under the laws of any other state or under the laws of any municipality or any other governmental authority;

                 (v) any and all other charges, claims or causes of action under any other federal, state or local constitution, law, regulation, ordinance, public policy or common law not heretofore mentioned, including, but not limited to, all claims for breach of contract (whether oral or written, express or implied), fraud, negligence, estoppel, defamation, breach of duty of loyalty, breach of the covenant of good faith and fair dealing, infliction of emotional distress and any other statutory or common law claim; and

             (c) Waiver of Rights and Claims Under the Age Discrimination and Employment Act of 1967. Since Employee is 40 years of age or older, Employee is being informed that Employee has or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and Employee represents and agrees that:

                 (i) in consideration for the amounts and benefits  described in
Section 2 of this Agreement, which Employee is not otherwise entitled to receive, Employee specifically and voluntarily waives any and all rights and/or claims under the ADEA Employee has or may have against the Company Releasees to the extent such rights and/or claims arose prior to or on the date this Agreement was executed;

                 (ii) Employee understands that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by Employee;

                 (iii) Employee is advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of Employee's choice or any other person of Employee's choosing prior to executing this Agreement;

                 (iv) Employee was informed and understands that Employee had up to twenty-one (21) days, if Employee wished, within which to consider this Agreement;

                 (v) Employee has carefully read and fully understands all of the provisions of this Agreement, and Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

                 (vi) in entering into this Agreement Employee is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

         4. Employee Representations. Employee acknowledges and represents that Employee does not have any current charge against the Company Releasees (as defined above) pending before any local, state or federal agency regarding Employee's employment or otherwise. Employee acknowledges and agrees that, pursuant to Section 4 above, Employee has waived any right to recovery against the Company Releasees in any agency proceedings. Employee further acknowledges and represents that Employee does not have any lawsuit against the Company Releasees pending before any local, state or federal court and that any such proceedings are barred by Sections 3(b) and (c) above.

         5. Non-Disparagement Provisions. Employee and Company agree not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning, or disclose any negative information about, (i) the Company or Employee or any of their Representatives or any of their past, present or future activities; (ii) the products, services or programs provided or to be provided by the Company; (iii) the business affairs or the financial condition of the Company; or (iv) the circumstances surrounding Employee's employment and/or separation of employment from the Company.

         6. Cooperation on Litigation Matters. Employee shall, upon request by the Company following reasonable notice, appear to testify, and testify truthfully, at any deposition, trial, mediation, arbitration or other similar proceeding in which the Company or any of its Representatives is a party. The Company shall use its reasonable efforts to schedule any such testimony so as to minimize the disruption to Employee's other responsibilities. In addition, Employee shall cooperate with the Company and each of its Representatives in regard to any claims made or litigation brought against any such person or entity, as well as in regard to investigations by any governmental agency. As part of this cooperation, Employee will make himself available on reasonable notice to be interviewed by counsel for any such person or entity and to respond in a reasonably prompt manner to all reasonable inquiries (including telephonic and written inquiries) for information or records in Employee's possession, custody or control pertaining to any such matters. Employee will provide truthful information to counsel for the Company and/or its representative pursuant to this paragraph. Any reasonable travel, lodging, food and other similar out-of-pocket expenses incurred by Employee in connection with the provisions of this Section 10 shall be reimbursed, within a reasonable time-frame, by the Company.

         7. Governing Law; Severability of Provisions. This Separation Agreement shall be interpreted under the laws of the State of Connecticut without giving effect to the principles of conflicts of law of such state. Its language shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall be stricken and the remaining terms of this Agreement shall be enforced so as to give effect to the intention of the parties to the maximum extent possible. However, if as a result of any action initiated by Employee, any portion of the release and waiver language contained in Sections 4 through 6 is ruled to be unenforceable for any reason, Employee shall return the consideration paid hereunder to the Company.

         8. Further Assurances. At any time and from time to time after the date hereof, as and when requested by a party hereto and at such party's expense, the other party shall promptly execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

         9. No Admission of Liability. Each party hereto agrees that neither this Separation Agreement nor the furnishing of the consideration relating to it shall be deemed or construed at any time for any purpose as an admission by any of them or any of their respective representatives of any liability or unlawful or improper conduct of any kind.

         10. No Oral Amendments of Agreement. This Separation Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Separation Agreement.

         11. Entire Agreement. This Separation Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings entered into with Employee prior to the date hereof (which are hereby terminated and of no further force or effect). In deciding to execute this Separation Agreement, Employee has not relied on any statement or representation by any of the parties hereto or any of their respective representatives that is not set forth in this document. In the event of Employee's death during the period of this Agreement's performance, all obligations of the parties' set forth in Section 2 and 3 above, shall be accelerated to the date of death.

         12. Effective Date of the Separation Agreement. After signing this Separation Agreement, Employee may revoke it for a period of seven days following said execution. The Agreement shall not become effective or enforceable until this revocation period has expired. Such revocation must be personally delivered to the Company or mailed to the Company and post marked within seven days of execution of this Separation Agreement.

         13. Notices. Any Notices or other papers required to be sent pursuant to the terms of this Agreement shall be sent by certified mail, return receipt requested, to

        EMPLOYEE                            COMPANY:

Sebastian E. Cassetta                   SmartServ Online, Inc. (Att'n:  CEO)
415 Mine Hill Road                      2250 Butler Turnpike
Fairfield, CT  06824                    Suite 150
                                        Plymouth Meeting, PA 19462

with a copy to:                         with a copy to:

Robert B. Mitchell, Esq.                Martin L. McCann, Esq.
Pullman & Comley                        Zeldes, Needle & Cooper
850 Main Street                         1000 Lafayette Boulevard
Bridgeport, CT  06601-7006              Bridgeport, CT  06601-1740

         14. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

                             [intentionally omitted]

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS SEPARATION AGREEMENT AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH SEPARATION AGREEMENT. EMPLOYEE
UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS EMPLOYEE HAD OR MIGHT HAVE AGAINST THE COMPANY AND ITS REPRESENTATIVES. EMPLOYEE AND COMPANY ACKNOWLEDGE THAT NEITHER IS RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS SEPARATION AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, THE COMPANY AND EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS SEPARATION AGREEMENT.

         THEREFORE, the parties to this Separation Agreement now voluntarily and knowingly execute this Agreement.

Date ________________________           ________________________________________
                                        Sebastian E. Cassetta



                                        SMARTSERV ONLINE, INC.

Date ________________________           By:_____________________________________
                                           Name:
                                           Title:

IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,
--------------------------------------------
PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT
----------------------------------------------

         The undersigned employee acknowledges that I was informed and understand that I have 21 days within which to consider the Separation Agreement, have been advised of my right to consult with an attorney regarding such agreement and have considered carefully every provision of such agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Separation Agreement prior to the expiration of the 21-day period.

Dated: _________________________             ______________________________
                                             (EMPLOYEE)

Dated: _________________________             ______________________________
                                             Witness:

                                   Schedule A
                         Employee's Vested Stock Options


                                             NO. OF
DATE/REFERENCE                               OPTIONS
--------------                               -------

10/8/98                                      33,333
                                              4,167
11/20/98                                     17,000
1999 Plan                                    15,000
5/30/00 - 2000 Plan                           8,000
11/03/00 - 2000 Plan                         50,000
                                        --------------
                                            127,500
                                        ==============



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